UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BEL FUSE INC.
(Name of Registrant as Specified in Its Charter)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

Bel Fuse Inc. issued the following press release on May 15, 2020 announcing its plans to adjourn the Annual Meeting of Shareholders, originally scheduled for May 19, 2020, as a result of travel restrictions imposed in connection with COVID-19. The annual shareholder meeting is expected to be reconvened virtually by remote communication on June 10, 2020 at 2:00 p.m. ET.

Bel Fuse Inc. Announces Plans to Adjourn May 19, 2020

Annual Shareholders’ Meeting and Reschedule to

Virtual Format

JERSEY CITY, NEW JERSEY,  May 15, 2020 . . . BEL FUSE INC. (NASDAQ:BELFA) and (NASDAQ:BELFB) today announced that the Board plans to adjourn its 2020 Annual Shareholders’ meeting that was scheduled for May 19, 2020.  Upon its adjournment, the annual shareholder meeting is expected to be reconvened virtually by remote communication on June 10, 2020 at 2:00 p.m. ET.

Bel Fuse Inc. Virtual Shareholder Meeting Information:

Meeting Date: Wednesday, June 10, 2020
Meeting Time: 2:00 p.m. Eastern Time (EDT)

Annual Meeting Microsite (information, webcast, and replay):
https://www.cstproxy.com/belfuse/2020

Telephone access (listen-only):
Within the U.S. and Canada: +1 877-770-3647 (toll-free)
Outside of the U.S. and Canada: +1 312-780-0854 (standard rates apply)

Passcode for telephone access:
88610155#

Daniel Bernstein, Bel’s Chief Executive Officer commented, “With the public’s health and safety paramount to what we do every day, and in compliance with guidelines and restrictions relating to group gatherings, we have decided it is best to move this year’s annual shareholders’ meeting to a virtual environment.  Our gratitude and appreciation go out to our first responders and health care professionals on the front lines of COVID-19 who are taking care of us during this time, as well as to our shareholders for their continued support of Bel.”

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, medical, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

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Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders:  This supplemental statement, as well as Bel’s proxy statement and Bel’s annual report, are available at www.belfuse.com.